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Exhibit (a)(vii)

Stock Option Exchange Program

On-Line Election Forms:
 Election Acceptance and Change in Election Forms must be submitted no later than 5:00 p.m. Central Time on January 14, 2003 (or a later expiration date if NWA Corp. extends the offer).

Election Acceptance Form	Change in Election Form
(Elect to participate in option exchange program)	(Revoke election to participate in option exchange program)

Stock Option Exchange Program Information:

Questions & Answers
Tender Offer Document
Northwest Airlines Corporation 2001 Stock Incentive Plan
Form of Stock Option Acknowledgment
Amended and Restated Northwest Airlines Corporation 1999 Stock Incentive Plan
Form of Phantom Stock Unit Award Acknowledgment
Election Acceptance Form (printable)
Change in Election Form (printable)

Stock Option Exchange Program questions can be sent to exchangeoffer@nwa.com.
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  Exhibit (a)(vii)
Stock Option Exchange Program